UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2010

AMERICAN DENTAL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-23363	04-3297858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (781) 224-0880

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 27, 2010, the Company held its 2010 Annual Meeting of Shareholders. At the meeting, Robert E. Hunter, D.M.D., David E. Milbrath, D.D.S. and Gerard M. Moufflet were elected as Class I Directors to serve three-year terms ending on the date of the Company’s 2013 annual meeting, or until their respective successors have been elected and qualified, and Fay Donohue was elected as a Class II Director to serve the remainder of a three-year term ending on the date of the Company’s 2011 annual meeting, or until her successor has been elected and qualified. The table below indicates the vote tallies for each of the nominees.

Name	Votes FOR	Votes WITHHELD
Robert E. Hunter, D.M.D.	11,767,974	8,787
David E. Milbrath, D.D.S.	11,747,427	29,334
Gerard M. Moufflet	11,766,477	10,284
Fay Donohue	11,531,971	244,790

Also at the annual meeting, the Company’s shareholders ratified the selection by the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. The table below indicates the vote tally.

Shares
Votes FOR	13,095,818
Votes AGAINST	17,235
Abstaining	984
Broker Non-votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.
(Registrant)

May 27, 2010	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer
(principal financial officer)